Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned do hereby appoint James L. Swarts and Jeffery D. Aberdeen, or either of them, attorney for the undersigned to sign the Annual Report on Form 10-K of Commerce Bancshares, Inc., for the fiscal year ended December 31, 2010, together with any and all amendments which might be required from time to time with respect thereto, to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, with respect to Commerce Bancshares, Inc., with full power and authority in either of said attorneys to do and perform in the name of and on behalf of the undersigned every act whatsoever necessary or desirable to be done in the premises as fully and to all intents and purposes as the undersigned might or could do in person.

IN WITNESS WHEREOF, the undersigned have executed these presents as of this 28th day of January, 2011.

/s/  John R. Capps

/s/  Earl H. Devanny, III

/s/  W. Thomas Grant, II

/s/  James B. Hebenstreit

/s/  David W. Kemper

/s/  Jonathan M. Kemper

/s/  Terry O. Meek

/s/  Benjamin F. Rassieur, III

/s/  Todd R. Schnuck

/s/  Dan C. Simons

/s/  Andrew C. Taylor

/s/  Kimberly G. Walker